As Filed with the Securities and Exchange Commission on June 30, 1994.

                                                    Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                                      TEXAS
          (State or other jurisdiction of incorporation or organization)

                                      3511
             (Primary Standard Industrial Classification Code Number)

                                   74-1051605
                      (I.R.S. Employer Identification No.)

              2707 NORTH LOOP WEST, SUITE 800, HOUSTON, TEXAS  77008
                            TELEPHONE: (713) 868-7700
          (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

                                LAWRENCE E. WILSON
                    P. O. BOX 1637, HOUSTON, TEXAS  77251-1637
                             TELEPHONE: (713) 868-7676
        (Name, address, including zip code, and telephone number including area code, of agent for service)
                         ________________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as possible after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box [ ]

________________________________________________________________________________________________________________
Title of each class of                           Proposed maximum           Proposed maximum         Amount of
   securities to be         Amount to be        offering price per         aggregate offering       registration
      registered             registered            unit<F1><F2>               price<F1><F2>           fee<F2>
________________________________________________________________________________________________________________
Common Stock,
without par value             500,000                 $ 41.375                 $ 20,687,500           $ 7,133.62
________________________________________________________________________________________________________________

<F1> Estimated solely for purposes of computing the registration fee.
<F2> Calculated pursuant to Rule 457(f) based on the average of the high and low prices reported by the National Association of
     Securities Dealers Automated Quotation National Market System on June 24, 1994, for Stewart & Stevenson Services, Inc.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CROSS REFERENCE SHEET
                        Stewart & Stevenson Services, Inc.

                                     PART I
Form S-4 Item Number and Caption                  Location in Prospectus

A.   Information About the Transaction

     Item 1.   Forepart of Registration
               Statement and Outside Front
               Cover Page of Prospectus           Facing Page of Registration
                                                  Statement; Cross Reference
                                                  Sheet

     Item 2.   Inside Front and Outside
               Back Cover Pages of Prospectus     Inside Front and Outside
                                                  Back Cover Page of
                                                  Prospectus; Available
                                                  Information; Incorporation
                                                  of Certain Information by
                                                  Reference

     Item 3.   Risk Factors, Ratio of
               Earnings to Fixed Charges
               and Other Information              Selected Financial Data

     Item 4.   Terms of the Transaction           *

     Item 5.   Pro Forma Financial Information    *

     Item 6.   Material Contracts with the
               Company being Acquired             *

     Item 7.   Additional Information
               Required for Reoffering
               by Persons and Parties
               Deemed to be Underwriters          **

     Item 8.   Interests of named Experts
               and Counsel                        Legal Matters; Experts

     Item 9.   Disclosure of Commission
               Position on Indemnification
               for Securities Act Liabilities     **

B.   Information About the Registrant

     Item 10.  Information with Respect
               to S-3 Registrants                 The Company; Incorporation
                                                  of Certain Information by
                                                  Reference
     Item 11.  Incorporation of Certain
               Information by Reference           Incorporation of Certain
                                                  Information by Reference

     Item 12.  Information with Respect
               to S-2 or S-3 Registrants          **

     Item 13.  Incorporation of Certain
               Information by Reference           **

     Item 14.  Information with Respect
               to Registrants Other than
               S-3 or S-2 Registrants             **

C.   Information About the Company Being Acquired

     Item 15.  Information with Respect
               to S-3 Companies                   **

     Item 16.  Information with Respect
               to S-2 or S-3 Companies            **

     Item 17.  Information with Respect
               to Companies Other than
               S-3 or S-2 Companies               *

D.   Voting and Management Information

     Item 18.  Information if Proxies,
               Consents or Authorizations
               are to be Solicited                *

     Item 19.  Information if Proxies,
               Consents or Authorizations
               are not to be Solicited or in
               an Exchange Offer                  *

_______________

* Inapplicable (or partially inapplicable as indicated) upon filing of this Registration Statement - may be included in subsequent amendments under certain circumstances.

**   Not applicable or answer is negative.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              Subject to Completion

                        STEWART & STEVENSON SERVICES, INC.

                500,000 SHARES OF COMMON STOCK (WITHOUT PAR VALUE)

                                   PROSPECTUS

     The Prospectus covers 500,000 shares of common stock, without par value (the "Common Stock"), of Stewart & Stevenson Services, Inc. (the "Company") which may be offered and issued by the Company from time to time in the acquisition of other businesses or properties.

     It is anticipated that such acquisitions will consist principally of businesses that are engaged in the design, manufacture, sale, operation or maintenance of sophisticated machinery similar to the machinery currently manufactured, sold, operated and maintained by the Company, but on occasion, an acquired business may be dissimilar to the business of the Company. The consideration for acquisitions will consist of shares of Common Stock, cash, notes, assumption of liabilities or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of the businesses or properties to be acquired. In addition, the Company may lease property from and enter into management agreements and consulting and noncompetition agreements with the former owners and key executive personnel of the businesses to be acquired.

     The terms of an acquisition are determined by negotiations between the Company's representatives and the owners or controlling persons of the business or properties to be acquired. Factors taken into account in acquisitions include the potential for market expansion, the established quality and reputation of the business and its management, earning power, cash flow, growth potential, real estate, equipment, locations of the business to be acquired and the market value of the Common Stock when pertinent. It is anticipated that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares.

     The Common Stock is traded on the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq NMS") under the symbol "SSSS." On June __, 1994, the last reported sales price of Common Stock, as reported by Nasdaq NMS, was $______ per share.

     THE SHARES OF COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 June  , 1994

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files, reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. Registration statements, reports, proxy and information statements, and other information filed by the Company may also be inspected at the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE UPON REQUEST FROM THE OFFICE OF THE CORPORATE SECRETARY, STEWART & STEVENSON SERVICES, INC., P. O. BOX 1637, HOUSTON, TEXAS 77251-1637, TELEPHONE
(713) 868-7700.

     The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to below which have or may be incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference. Requests for such documents should be directed to the person indicated in the immediately preceding paragraph.

     The following documents, which have been filed with the Commission (File No. 0-8493) pursuant to the Exchange Act are hereby incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for its fiscal year ended January 31, 1994, as amended by Form 10-K/A dated May 5, 1994.

     (2) The Company's Quarterly Report on Form 10-Q for the period ended April 30, 1994.

     (3) The following portions of the Company's Proxy Statement for its 1994 Annual Meeting of Shareholders held June 14, 1994 which were incorporated by reference into the Company's Annual Report on Form 10-K for its fiscal year ended January 31, 1994:

     (a) Information under the caption "Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management" on page 2;

     (b) Information under the caption "Election of Directors" on pages 3 through 6; and

     (c) Information under the caption "Executive Compensation" on pages 6 through 10.

     (4) The description of the Common Stock included in the Company's Registration Statement on Form 8-A filed May 31, 1977, pursuant to Section 12(g) of the 1934 Act.

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports. All information appearing in this Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference and should be read together with such information and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

                                   THE COMPANY

     Stewart & Stevenson Services, Inc., founded in Houston, Texas in 1902, is primarily engaged in the custom packaging of engine systems for the generation of electrical and mechanical power. The Company's core business consists of three segments: the Engineered Power Systems segment, the Distribution segment, and the Tactical Vehicle Systems segment.

     The Engineered Power Systems segment designs, engineers and markets engine-driven equipment principally utilizing diesel or gas turbine engines supplied by independent manufacturers. The Company's products include gas turbine-driven generator sets for primary electrical power, including cogeneration applications, and diesel-driven generator sets for primary, emergency or stand-by electrical power sources. The Company's engineered power systems are marketed worldwide, and the Company believes that the international market offers significant opportunities because of the potential growth in demand for electric power, particularly in developing nations. In addition, the Company offers long-term operation and maintenance contracts for large gas turbine projects. The Company also manufactures power systems for both military and commercial marine applications, aircraft ground support equipment and equipment for the oil field service industry.

     The Distribution segment markets industrial equipment and related parts manufactured by others and provides in-shop and on-site repair services for such products. This segment began in 1938 and currently markets Detroit Diesel engines, General Motors Electro-Motive diesel engines, Allison automatic transmissions, Hyster material handling equipment, Thermo King transport refrigeration units and John Deere construction, utility and forestry equipment. The Distribution segment markets in Texas and other Western and Southern states, as well as in Venezuela, Mexico and Central America.

     The Tactical Vehicle Systems segment manufactures 2 1/2-ton and 5-ton trucks (the "FMTV") pursuant to a contract, valued at approximately $1.2 billion, to manufacture approximately 11,000 vehicles for the U.S. Army - Tank Automotive Command. This segment also markets the FMTV to the armed forces of other countries and to other branches of the U. S. Government.

     The Company's authorized capital stock consists of 50,000,000 shares of common stock, without par value. As of April 26, 1994, 32,945,910 shares of Common Stock were outstanding. The transfer agent and registrar for the Common Stock is Bank of New York, N.A.

                                 USE OF PROCEEDS

     This Prospectus relates to shares of Common Stock which may be offered and issued by the Company from time to time in the acquisition of other businesses or properties. Other than the businesses or properties acquired, there will be no proceeds to the Company from these offerings.

                             SELECTED FINANCIAL DATA

     The following selected financial data of the Company should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994, as amended by Form 10-K/A dated May 5, 1994, and the Company's Quarterly Report on Form 10-Q for the three months ended April 30, 1994, both of which are incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

(In thousands, except per share data)
                                          Three Month Ended
                                              April 30,                                 Year Ended January 31,
                                       _______________________     _________________________________________________________________

                                          1994          1993          1994          1993          1992          1991          1990
                                       _________     _________     _________     _________     _________     _________     _________
Financial Data:
  Sales                                $ 259,155     $ 220,153     $ 981,892     $ 812,526     $ 686,363     $ 645,766     $ 604,868
  Earnings before income
    taxes and accounting
    change <F1>                           22,830        17,851        85,301        64,376        52,259        43,152        39,009
  Earnings before change
    in accounting <F1>                    15,029        12,092        56,780        43,958        35,703        29,384        27,264
  Net earnings <F1>                       15,029        12,092        56,780        34,658        35,703        29,384        27,264
  Total Assets                           679,070       563,560       692,624       573,348       477,858       394,118       311,273

  Short-Term debt (including
    current portion of Long-Term
    debt)                                 31,973         3,274         7,219         3,252         4,582        58,616         9,091
  Long-Term debt                          68,000        46,228        68,000        44,451        27,939        37,982        23,544

Per Share Data:

  Earnings before change in
    accounting <F1>                          .46           .37          1.73          1.35          1.18          0.99          0.97
  Net earnings <F1>                          .46           .37          1.73          1.06          1.18          0.99          0.97
  Cash dividends declared                    .06           .05          0.23          0.19          0.15          0.11        0.0725

<F1> The Company adopted SFAS 106 effective February 1, 1992, resulting in a cumulative charge to 1992 earnings of $9,300, or $.29 per share, after a deferred tax benefit of $4,790 (see Note 7 in the notes to the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994, as amended by Form 10-K/A dated May
5, 1994, which is incorporated herein by reference).

                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock will be passed upon for the Company by Lawrence E. Wilson, Corporate Counsel of the Company. Mr. Wilson owns 511 shares of Common Stock and has options to purchase 22,000 shares of Common Stock, of which 5,500 are exercisable within 60 days.

                                      EXPERTS

     The audited consolidated financial statements and schedules of the Company at January 31, 1994 and 1993 and for each of the three years in the period ended January 31, 1994, incorporated by reference in this Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports thereon incorporated herein by reference. The financial statements audited by Arthur Andersen & Co. have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF STEWART & STEVENSON SERVICES, INC. SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

Table of Contents

Available Information         2
Incorporation of Certain
  Documents By Reference      2
The Company                   4
Use of Proceeds               4
Selected Financial Data       5
Legal Matters                 6
Experts                       6


                               Stewart & Stevenson
                                 Services, Inc.

                                500,000 Shares of
                                  Common Stock
                               (without par value)

                             ________________________


                                   PROSPECTUS

                             _________________________

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 2.02-1 of the Texas Business Corporation Act provides:

     1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him in an action, suit, investigation or other proceeding to which he is, was, or is threatened to be a party; provided that it is determined by the Board of Directors, a committee thereof, special legal counsel, or a majority of the stockholders that such officer or director: (a) conducted himself in good faith; (b) (i) in the case of his conduct as a director of the corporation, reasonably believed that his conduct was in the best interest of the corporation or (ii) in all other cases, that his conduct was at least not opposed to the corporation's interest; and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful. Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     2) A corporation shall indemnify an officer or director against reasonable expenses incurred by him in connection with an action, suit, investigation, or other proceeding to which he is, was, or was threatened to be a party if he has been wholly successful in its defense.

     3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

     4) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

The bylaws of the Company provide in relevant part:

"Section 6.9. Indemnification of Officers and Directors. The Corporation shall indemnify any person against any judgment, penalty, fine, settlement and reasonable expenses incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is or is threatened to be made a party because he is or was serving as an officer or director of the Corporation or at the request of the Corporation as an officer, director, partner, venturer, proprietor, trustee, employee, agent or other functionary of another entity and (i) such person is wholly successful in the defense thereof, or (ii) it is determined in the manner required by law that such person conducted himself in good faith, reasonably believed that his conduct was in the best interest of the Corporation and had no reasonable cause to believe that his conduct was unlawful; provided, however, that no person shall be indemnified with respect to any matter as to which such person is found liable to the Corporation. Any such indemnification shall be reported in writing to the stockholders of the Corporation on or before the notice or waiver of notice of the next stockholders' meeting and in any event within twelve (12) months of the indemnification. The right of indemnification under this Section 6.9 shall be in addition to any other rights to which such persons may be entitled."

The Company has purchased a directors' and officers' liability and corporation reimbursement policy in the amount of $20,000,000, which, subject to certain exceptions, protects the officers and directors of the Company against liabilities arising from any claim for breach of duty, neglect, error, misstatement, misleading statement, omission or other act attempted, committed or allegedly committed by reason of the director or officer acting in such capacity. The Company has also executed and delivered indemnity agreements with its officers and directors that provide indemnification to the extent permitted by Texas law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits listed below are filed as part of the Registration Statement.

Exhibit Number      Description of Exhibit

     1.             Underwriting agreement.*

     2. Plan of acquisition, reorganization, arrangement, liquidation or succession.*

     3.             (i) Articles of Incorporation; (ii) Bylaws.*

     4. Instruments defining the rights of security holders, including indentures.*

     5.             Opinion re legality.
                    5.1 - Opinion of Lawrence E. Wilson as to the legality of the Common Stock.

     6.             Opinion re discount on capital shares.*

     7.             Opinion re liquidation preference.*

     8.             Opinion re tax matters.*

     9.             Voting trust agreement.*

     10.            Material contracts.*

     11.            Statement re computation of per share earnings.*

     12.            Statements re computation of ratios.*

     13. Annual report to security holders, Form 10-Q or quarterly report to security holders.*

     14.            Material foreign patents.*

     15.            Letter re unaudited interim financial information.*

     16.            Letter re change in certifying accountant.*

     21.            Subsidiaries of the registrant.*

     23.            Consents of experts and counsel.
                    23.1 - Consent of Arthur Andersen & Co.
                    23.2 - Consent of Lawrence E. Wilson.

     24.            Power of attorney
                    24.1 - Power of Attorney for Bob H. O'Neal (Included on Page
                         II-7).
                    24.2 - Power of Attorney for Robert L. Hargrave (Included on
                         Page II-7)
                    24.3 - Power of Attorney for C. Jim Stewart II (Included on
                         Page II-7)
                    24.4 - Power of Attorney for J. Carsey Manning (Included on
                         Page II-7)
                    24.5 - Power of Attorney for Donald E. Stevenson (Included
                         on Page II-7)
                    24.6 - Power of Attorney for Robert H. Parsley (Included on
                         Page II-7)
                    24.7 - Power of Attorney for J. W. Lander, Jr. (Included on
                         Page II-7)
                    24.8 - Power of Attorney for James H. Elder, Jr. (Included
                         on Page II-7)
                    24.9 - Power of Attorney for Jack T. Currie (Included on
                         Page II-7)
                    24.10 - Power of Attorney for Robert S. Sullivan (Included
                         on Page II-7)

     25.            Statement of eligibility of trustee.*

     26.            Invitation for competitive bids.*

     27.            Financial Data Schedule.*

     28. Information from reports furnished to state insurance regulatory authorities.*

     99.            Additional Exhibits.*
____________

*    Inapplicable to this filing.


ITEM 22.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 20 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas, on the 30th day of June, 1994.

STEWART & STEVENSON SERVICES, INC.
(Registrant)

     /s/ Bob H. O'Neal
By___________________________________________
  Bob H. O'Neal, President


                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bob H. O'Neal and Robert L. Hargrave and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                         Titles                                            Date

/s/ Bob H. O'Neal
_________________________          President, Chief Executive Officer and Director   June 30, 1994
(Bob H. O'Neal)                    (Principal Executive Officer)

/s/ Robert L. Hargrave
_________________________          Group Vice President, Chief Financial Officer,    June 30, 1994
(Robert L. Hargrave)               Treasurer and Director (Principal Financial
                                   Officer and Principal Accounting Officer)
/s/ C. Jim Stewart II
_________________________          Director                                          June 30, 1994
(C. Jim Stewart II)

/s/ J. Carsey Manning
_________________________          Director                                          June 30, 1994
(J. Carsey Manning)

/s/ Donald E. Stevenson
_________________________          Director                                          June 30, 1994
(Donald E. Stevenson)

/s/ Robert H. Parsley
_________________________          Director                                          June 30, 1994
(Robert H. Parsley)


/s/ J.W. Lander, Jr.
_________________________          Director                                          June 30, 1994
(J.W. Lander, Jr.)

/s/ James H. Elder, Jr.
_________________________          Director                                          June 30, 1994
(James H. Elder, Jr.)


_________________________          Director                                          June __, 1994
(Jack T. Currie)

/s/ Robert S. Sullivan
_________________________          Director                                          June 30, 1994
(Robert S. Sullivan)
